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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                 Date of Report:


                                October 30, 2000
                                ----------------

                    CHESAPEAKE BIOLOGICAL LABORATORIES, INC.
                    ----------------------------------------
               (Exact Name of Registrant as Specified in Charter)

            Maryland                  1-12748               52-1176514
            --------                  -------               ----------
   (State of Incorporation)   (Commission File Number)     (IRS Employer
                                                        Identification No.)

                             1111 South Paca Street
                            Baltimore, Maryland 21230
               (Address of principal executive offices) (Zip Code)

                                 (410) 843-5000
                         (Registrant's telephone number)

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ITEM  5. OTHER EVENTS.

         On October 30, 2000, Chesapeake Biological Laboratories, Inc. ("CBL" or the "Company") announced a definitive merger agreement under which Cangene Corporation, a Canadian corporation ("Cangene"), will acquire the Company in an all-cash tender offer for approximately $42 million, including the Company's outstanding debt of $7.2 million (the "Agreement").

         Under the Agreement, Cangene will commence a tender offer for the Company's common stock and convertible preferred stock for $4.60 per share in cash. Following completion of the tender offer, Cangene intends to complete a second-step merger, in which all remaining CBL shareholders will receive the same cash price paid in the tender offer. The tender offer is expected to close in early January 2001.

         The Company's board of directors approved the Agreement and intends to recommend to the CBL shareholders that they tender their shares into the proposed offer from Cangene. The executive officers, board members and selected significant CBL shareholders have agreed to tender approximately 1,800,000 shares, or 26%, into the offer.

         The tender offer is subject to customary closing conditions, including the tender of a majority of the Company's outstanding stock and obtaining necessary regulatory approval.

         The foregoing description of the Agreement and the tender offer does not purport to be complete and is qualified in its entirety by reference to the Agreement, attached as an exhibit hereto, and the tender offer documents, which will be filed with the SEC upon commencement as an exhibit to Schedule TO. A press release issued by the Company on October 30, 2000 announcing the Agreement is also attached as an exhibit hereto.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a) and (b) Not Applicable.

         (c) Exhibits. The following exhibits are filed with this report, and the foregoing description is modified by reference to such exhibits:

         2.1 Merger Agreement dated as of October 30, 2000 by and among Chesapeake Biological Laboratories, Inc., Cangene Corporation and its wholly owned, direct subsidiary, AC Acquisition Subsidiary, Inc.(schedules and exhibits omitted).

         99.1 Press Release dated October 30, 2000 of Chesapeake Biological Laboratories, Inc.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       CHESAPEAKE BIOLOGICAL LABORATORIES, INC.


                                       By: /s/ Thomas P Rice
                                           ------------------------------------
                                           Thomas P. Rice, President and CEO


Date: October 30, 2000

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                    CHESAPEAKE BIOLOGICAL LABORATORIES, INC.

                                    FORM 8-K

                                  EXHIBIT INDEX


Exhibit No.                             Description
-----------                             -----------

    2.1 Merger Agreement dated as of October 30, 2000 by and among Chesapeake Biological Laboratories, Inc., Cangene Corporation and its wholly owned, direct subsidiary, AC Acquisition Subsidiary, Inc.(schedules and exhibits omitted).

   99.1 Press Release dated October 30, 2000 of Chesapeake Biological Laboratories, Inc.

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